BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150365919-51
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 08/17/2015 9:15 AM
	Entity Number E0392632015-9

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: H/Cell Energy Corporation

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: National Registered Agents, Inc. of NV
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 30,000,000 | Par value per share: $ 0.0001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	Andrew Hidalgo	97 River Road	Flemington	NJ	08822
2)	James Strizki	97 River Road	Flemington	NJ	08822

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: James M. Turner
X (signature) Incorporator Signature

Address: c/o Sichenzia Ross et al., 61 Broadway, 32nd Fl. | City: New York | State: NY | Zip Code: 10006

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X (signature)
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: August 17, 2015

This form must be accompanied by appropriate fees.